UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 12, 2004

SAFEWAY INC.

(Exact name of registrant as specified in its charter)

Delaware	1-00041	94-3019135
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5918 Stoneridge Mall Road, Pleasanton, California	94588-3229
(Address of principal executive offices)	(Zip Code)

(925) 467-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is furnished pursuant to Item 12 of Form 8-K:

99.1 Press Release dated February 12, 2004.

Item 12. Results of Operations and Financial Condition.

Pursuant to Securities and Exchange Commission Release No. 33-8216 dated March 27, 2003, the following information is being furnished under Item 12 of Form 8-K. The information in this Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

On February 12, 2004, we issued our fourth quarter 2003 earnings press release. A copy of our press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In the press release and our other public statements in connection with the press release, we use the following financial measures that are not measures of financial performance under U.S. generally accepted accounting principles (non-GAAP financial measures):

•	“adjusted earnings per share” which is defined as reported earnings per share, excluding the following:

•	Certain non-cash charges; and
•	Impact of ongoing Southern California labor strike.

•	“free cash flow” which is calculated as net cash flow from operating activities less net cash flow used by investing activities.

Reconciliations of “adjusted earnings per share” to GAAP earnings per share and “free cash flow” to GAAP cash flow are provided in the press release.

The non-cash charges included in “adjusted earnings per share” relate to (i) the reclassification of Dominick’s from discontinued to continuing operations; (ii) goodwill impairment charges in accordance with SFAS No. 142; and (iii) an accounting change to begin accruing an estimate of physical inventory losses for the period between the last physical inventory count and the balance sheet date, as described in the press release. The estimated effects of the Southern California labor dispute are described in the press release. Management believes that excluding these items provides a useful financial measure that will facilitate comparisons of our operating results before, during and after such expenses are incurred, as well as facilitating comparisons of our performance with that of other companies that might not have the non-cash charges or strike effects that we have experienced.

Management also believes that investors, analysts and other interested parties view our “adjusted earnings per share” as an indicator of our ongoing operating performance.

“Free cash flow” is a useful indicator of our ability to service debt and fund share repurchases that management believes will enhance stockholder value. A portion of the free cash flow that the Company generated in 2003 is expected to be spent on mandatory debt service requirements or other non-discretionary expenditures.

These non-GAAP financial measures should not be considered as an alternative to GAAP earnings per share as a measure of performance, or as an alternative to net cash from operating activities as a measure of liquidity. These measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Other companies in our industry may calculate “adjusted earnings per share” and “free cash flow” differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, our non-GAAP financial measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and use our non-GAAP financial measures supplementally.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFEWAY INC.
(Registrant)

Date:	February 12, 2004	By:	/s/ Robert A. Gordon
		Name:	Robert A. Gordon
		Title:	Senior Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.

99.1	Press Release dated February 12, 2004 of Safeway Inc.